                                                                   EXHIBIT 10.23

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this 20th day of June, 1997 by and between the Yates County Industrial Development Agency, hereinafter referred to as the "Landlord", and IRON AGE CORPORATION, referred to as the "Tenant."

     1.   PREMISES & TITLE

          1.1 For and in consideration of the payment of the rental and performance of the covenants and agreements hereinafter set forth, Landlord leases to Tenant, and Tenant accepts from Landlord, the premises located a 1 Keuka Business Park, in the Town of Jerusalem, State of New York, and consisting of the ENTIRE THIRD FLOOR OF THE KEUKA BUILDING, CONSISTING OF 5000 SQUARE FEET OF RENOVATED AND EQUIPPED OFFICE SPACE, more fully shown on Exhibit A, attached hereto and incorporated herein by this reference ("the Leased Premises").

          1.2 Landlord warrants that it has title to the Leased Premises, and that it has the right to lease the same for the term of this Lease. Landlord covenants that Tenant, upon the payment of the rent herein stipulated and the performance of all the covenants and agreements hereunder, shall have the peaceful and quiet possession, use and enjoyment of the Leased Premises, without hindrance on the part of the Landlord or any party claiming by, through or under it, for the term of this Lease, and Landlord further warrants that it shall defend the Tenant in such peaceful and quiet use, and enjoyment and possession of the Leased Premises against any such claims.

          1.3 This Lease is and shall be subordinate at all times to any mortgage or mortgages which may now be or at any time hereafter shall be placed upon or made a lien upon the said leased premises or any part thereof and to any extension, spreading, or modification thereof, The Tenant will, without expense to the Landlord, promptly execute and deliver on demand such further and additional instrument or instruments in proper form for recording subordinating this lease to any such mortgage or mortgages as shall be requested by the Landlord or by any mortgage or proposed mortgage. The Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant revocable to execute and deliver any such instrument or instruments for and on behalf of and in the name of the Tenant.

          1.4 The TENANT represents that TENANT has inspected and examined the premises and accepts them in their present condition. Prior to the commencement of this Lease, Landlord and Tenant shall prepare and sign an inspection report which shall establish the condition of the Leased Premises at the commencement of the Lease.

     2.   TERM

          2.1 THE TERM OF THIS LEASE AGREEMENT SHALL BE FOR A PERIOD COMMENCING ON JULY 1, 1997, AND TERMINATING AT MIDNIGHT ON FEBRUARY 28, 2003. It consists of a startup period through February 28, 1998, followed by a five year Lease Period though February 28, 2003.

          2.2 THE TENANT SHALL ALSO HAVE THE OPTION TO EXTEND THIS LEASE AGREEMENT FOR AN ADDITIONAL FIVE YEARS (TO FEBRUARY 29, 2008). THE TENANT SHALL PROVIDE THE LANDLORD WITH SIX MONTHS NOTICE OF THEIR INTENTION TO EXERCISE THIS OPTION. THE TOTAL RENTAL EXPENSE FOR THIS PERIOD WILL BE DETAILED IN SECTION 3.1 (BELOW).

          2.3 The Tenant shall be able to utilize the Leased Premises, without charge, if the renovation work is completed prior to July 1, 1997, subject to approval of said work by the Landlord

     3.   RENTAL EXPENSE

     3.1 TENANT COVENANT AND AGREES TO PAY RENT ON MONTHLY BASIS TO LANDLORD FOR THE USE AND OCCUPANCY OF THE LEASED PREMISES ACCORDING TO THIS SCHEDULE COMMENCING ON JULY 1, 1997:

     RENTAL PERIOD         BASE RENTAL         UTILITY ALLOWANCE        TOTAL EXPENSE
     -------------         -----------         -----------------        -------------
     7/1/97-8/31/97         $ 814/MONTH          $250/MONTH               $1064/MONTH
     9/1/97-2/28/98         $2064/MONTH          $250/MONTH               $2314/MONTH
     3/1/98-2/28/99         $5412/MONTH          $350/MONTH               $5762/MONTH
     3/1/99-2/29/00         $5512/MONTH          $375/MONTH               $5887/MONTH
     3/1/00-2/28/01         $5412/MONTH          $400/MONTH               $6012/MONTH
     3/1/01-2/28/02         $3398/MONTH          $450/MONTH               $3848/MONTH
     3/1/02-2/28/03         $3498/MONTH          $500/MONTH               $3998/MONTH


     3.2  THE TERMS OF THE FIVE YEAR EXTENSION OPTION ARE AS FOLLOWS:
     3/1/03-2/29/04         $2500/MONTH          $500/MONTH               $3000/MONTH
     3/1/94-2/28/05         $2500/MONTH          $500/MONTH               $3000/MONTH
     3/1/95-2/28/06         $2500/MONTH          $500/MONTH               $3000/MONTH
     3/1/06-2/28/07         $2600/MONTH          $550/MONTH               $3150/MONTH
     3/1/07-2/29/08         $2700/MONTH          $600/MONTH               $3300/MONTH

     3.4 The monthly rental installment shall be paid in advance and on the first day of each month during the term hereof at the YCIDA office at One Keuka Business Park, Suite 104, Penn Yan, New York.

     4.   UTILITIES

          4.1 Landlord shall provide utilities (electrical power, heating/cooling, water and sewer, but not telecommunications service) for the Leased Premises. Telecommunications service expenses are the responsibility of the Tenant. Tenant shall pay a monthly utility allowance per the above schedule to the Landlord, payable in the same manner as in 3.2 (above) for services provided during the term of the Lease Agreement.

          4.2 In the event of any problem with the electrical service, the Tenant shall first notify the Landlord and will not contact the Penn Yan Municipal Utilities Board without Landlord's prior approval.

     5.   USE OF LEASED PREMISES

          5.1 Tenant covenants and agrees that the Leased Premises shall be used solely and exclusively for the purpose of general office space. The Landlord shall provide four reserved parking spaces at the Keuka Business Park, if requested by the Tenant.

          5.2 Tenant shall not obstruct any of the roadways extending through the Keuka Business Park.

          5.3 Tenant shall observe and comply with all laws, statutes, ordinances, rules, regulations, orders and/or directives or governmental authorities pertaining to the manner in which Tenant uses the leased premises. Tenant shall also observe and comply with all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Tenant.

          5.4 Tenant is strictly prohibited from bringing any chemicals or toxic materials onto the premises except those materials which will be used directly in the conduct of Tenant's business as described above (5.1).

     6.   SIGNS

          Tenant shall not have the right to place signs, lights, poles, or mail boxes in or about the Leased Premises without the prior written consent of the Landlord. If that consent is granted, Tenant agrees to remove all such signs, lights and poles prior to expiration of this Lease, repairing any damage to leased premises caused by such removal, and during the term of this Lease to maintain the same in good condition and repair.

     7.   ALTERATIONS, REPLACEMENTS AND IMPROVEMENTS

          7.1 Tenant may not make any alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. If such consent is granted and unless expressly agreed otherwise in writing, Tenant agrees to remove all such alterations, replacements and improvements prior to expiration of this Lease, repairing any damage to the leased premises caused by such removal, and during the term of this Lease to maintain the same in good condition and repair.

          7.2 Any such alterations, additions or improvement, unless expressly agreed otherwise, may be removed by Tenant at any time, provided that Tenant shall repair any damage to the Leased Premises caused by such removal.

     8.   REPAIRS & MAINTENANCE AND CLEANING SERVICES

          8.1 LANDLORD'S REPAIR & MAINTENANCE OBLIGATIONS. Landlord at its own expense shall maintain the following items:

          a. The structural parts of the building and other improvements that are part of the Leased Premises, which structural parts include the foundations, bearing and exterior walls, subflooring and roof.

          b. The heating, ventilating, air conditioning, and related systems of the Leased Premises.

          c. The unexposed electrical, plumbing and sewage systems, including, without limitation, those portions of the systems lying outside the Leased Premises.

          d. The Landlord shall have all snow and ice removed from the sidewalks leading to the premises as soon as practicable, and see that snow from the parking area is properly and reasonably removed and that all refuse and garbage is removed from the collection area.

          e. The Landlord shall maintain the common areas of the Keuka Business Park in a safe, clean, and orderly condition, including the parking areas, hallways, stairs, and public restrooms.

          8.2 TENANT'S REPAIRS & MAINTENANCE AND CLEANING SERVICE OBLIGATIONS. Tenant at its expense shall perform the following functions:

          a. Except as provided in paragraph 8.1 above, Tenant shall maintain the Leased Premises and provide necessary cleaning services. The Tenant is also responsible for restroom supplies, and the arrangements for vending machines for the space, if any. At the expiration of the term of this Lease Agreement, or prior termination, Tenant shall surrender the Leased

Premises to the Landlord in the same condition as received, normal wear and tear, damage from the elements, fire, or other casualty damage that the Landlord is now required to repair hereunder, or damage from the negligence or willful misconduct of Landlord, its agents or employees, excepted.

     9.   LIABILITY INSURANCE & INDEMNITY

          9.1 TENANT SHALL MAINTAIN AT ALL TIMES DURING THE TERM OF THIS LEASE AGREEMENT, AT ITS OWN EXPENSE, MAINTAIN A COMMERCIAL GENERAL LIABILITY INSURANCE POLICY WITH A LIMIT OF ONE MILLION DOLLAR ($1,000,000) FOR ANY ONE (1) OCCURRENCE, INSURING THE LANDLORD AND THE TENANT AGAINST ALL LIABILITY FOR DAMAGES TO PERSON OR PROPERTY IN OR ABOUT THE LEASED PREMISES. THE TENANT SHALL PROVIDE TO THE LANDLORD A COPY OF SAID POLICY, WITH THE LANDLORD LISTED AS AN ADDITIONAL INSURED.

          9.2 BOTH THE TENANT AND LANDLORD SHALL INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS AGAINST ANY AND ALL CLAIMS AND DEMANDS ARISING FROM THE NEGLIGENCE OF THEIR OWN OFFICERS, AGENTS AND/OR EMPLOYEES, AS WELL AS THOSE ARISING FROM THEIR FAILURE TO COMPLY WITH ANY COVENANT OF THIS LEASE ON ITS PART TO BE PERFORMED, AND SHALL AT ITS OWN EXPENSE DEFEND THE OTHER PARTY AGAINST ANY AND ALL SUITS OR ACTIONS ARISING OUT OF SUCH NEGLIGENCE, OR FAILURE TO COMPLY, ACTUAL OR ALLEGED, AND ALL APPEALS THEREFROM AND SHALL SATISFY AND DISCHARGE ANY JUDGMENT WHICH MAY BE AWARDED AGAINST THE OTHER PARTY IN ANY SUCH SUIT OR ACTION.

          9.3 Landlord shall maintain insurance against damage or loss to the leased premises. Insurance coverage on tenant's business contents or business operation shall be the responsibility of the tenant.

          9.4 Tenant covenants and agrees to pay Landlord an amount equal to the escalation in insurance premiums on the Landlord's premises arising out of the occupancy of the Tenant.

     10.  DESTRUCTION AND/OR CONDEMNATION OF THE PREMISES

          10.1 In case of the total or such partial loss of the Leased Premises through fire, other casualty and/or condemnation, as shall make it impracticable for Tenant's use as set forth in Paragraph 4.1, this Lease may be terminated at the option of either party on written notice to the other, and in that case, Tenant shall not be liable for any rent after the date of Tenant's removal from the Leased Premises.

          10.2 If the Lease is not terminated pursuant to Paragraph 10.1, then the rent shall be equitably adjusted to reflect the portion of the Leased Premises that are no longer available for Tenant's use.

     11.  ASSIGNMENT OR SUBLEASE

          Tenant shall not have the right to assign this Lease Agreement or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord. Such written consent shall not be unreasonably withheld.

     12.  ACCESS TO LEASED PREMISES

          Landlord shall have the right to enter the Leased Premises at all reasonable hours, with appropriate notice to the Tenant, for the purpose of making any repairs, alterations, additions or improvements to the Leased Premises. All such repairs, alterations, additions and improvements shall be done in a manner so as not to unreasonably interfere with Tenant's use of the Leased Premises. During the repair period, Tenant's liability for rent and other sums payable by Tenant hereunder shall be reduced by that amount which bears the same ratio to said rent and such other sums as the area of the Leased Premises rendered unsuitable by such repair work for the normal operation of Tenant's business bears to the entire area of the Leased Premises.

          If the Tenant install an alarm system for the space, the Landlord is to have a copy of the alarm key and/or codes for emergency purposes.

     13.  DEFAULT BY TENANT

          13.1 The following shall be deemed a default by Tenant under the terms of the Lease ("Event of Default"):

          a. The failure by Tenant to pay any rent, utility allowance, or other sum of money due hereunder within ten (10) days after written notice from Landlord that such payment has not been made;

          b. The failure by Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice from Landlord of such default, unless such default is of a nature that it cannot practicably be cured within a thirty (30) day period and Tenant is proceeding with due diligence to cure such default;

          c. The making by Tenant of an assignment for the benefit of creditors;

          d. The filing of a petition by or against Tenant for adjudication as a bankrupt under the Bankruptcy Act, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter XI of the Bankruptcy Act, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant, provided that no such filing or proceeding instituted by a third party shall be regarded as a default hereunder if Tenant shall promptly move to have the same dismissed, rescinded or rendered inoperative and Tenant prosecutes such action with due diligence and continues to perform and discharge all of the covenants and obligations on its part to be performed or discharged under this Lease during the pendency of such proceedings.

     13.2 Upon the occurrence of an Event of Default, Landlord shall have the immediate right of re-entry and possession of the Leased Premises, which right shall remain continuous until such time as Tenant shall have cured such Event of Default. Notwithstanding such re-entry and possession of the Leased Premises by Landlord, Tenant shall remain liable for the rent and other sums payable hereunder whether or not the Leased Premises are relet by Landlord an for all expenses which Landlord may incur in re-entering the Leased Premises and repairing and maintaining the same less such proceeds, if any, which may result from the reletting of the Leased Premises.

     13.3 Additionally, upon the occurrence of any Event of Default, Landlord shall have the right to terminate this Lease by written notice of such intention to Tenant. In the event Landlord elects to terminate this Lease, Tenant's liability for rent and other sums payable hereunder and to perform any other term, condition, covenant or agreement on its part to be performed under this Lease shall cease and terminate as to any period subsequent to the date on which Landlord delivers to Tenant written notice of such termination. Tenant shall remain liable, however, for all rent and the performance of all terms conditions and agreements relating to matters prior to the date of such termination.

     14.   REMEDIES CUMULATIVE

      No mention in this Lease of any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled at law or in equity.

     15.   WAIVER

      The failure of either party to insist in any one or more instances upon a strict performance of any covenant of this Lease or the waiver by either party of any term, covenant or condition herein contained shall not be deemed to be a waiver or relinquishment of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by either party unless waived by written instrument.

     16.   HOLDING OVER

      Any holding over by Tenant, with Landlord's written consent, after expiration of this Lease shall operate and be construed as a tenancy from month to month on the same terms, covenants, conditions, provisions and agreements contained in this Lease, except
                                                                          ------
the monthly rent shall increase by 100%.
---------------------------------------


     17.  NOTICES

      All notices as required by any of the terms and conditions of this Lease Agreement shall be deemed given by facsimile or when the notice is prepared, adequately addressed and deposited in the United States mail, postage prepaid. Notices to Landlord and Tenant are adequately addressed as follows:


     LANDLORD:  YATES COUNTY INDUSTRIAL DEVELOPMENT AGENCY
                  ATTENTION: EXECUTIVE DIRECTOR
                  ONE KEUKA BUSINESS PARK, SUITE 104
                  PENN YAN, NY  14527

     TENANT:    IRON AGE CORPORATION
                  ATTENTION: KEITH MCDONOUGH
                  CHIEF FINANCIAL OFFICER
                  THREE ROBINSON PLAZA, SUITE #400
                  PITTSBURGH, PENNSYLVANIA  15205

                  COPY TO: WILLIE TAAFFE
                  CORPORATE VICE PRESIDENT
                  240 NORTH AVENUE
                  PEN YAN, NEW YORK  14527

     18.  MECHANICS' LIEN

      Tenant shall pay all costs for construction done by it or caused to be done by it in the leased premises as permitted by this Lease Agreement. Tenant shall keep the building, other improvements, and land of which the leased premises are a part free and clear of all mechanics' liens resulting from construction done by or for Tenant. Tenant shall have the right to contest the correctness or the validity of any such lien, if immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in an amount equal to one and one-half times the amount of the claim of the lien.

     19.  ATTORNEYS' FEES

      If either party becomes a party to any litigation concerning this Lease Agreement, the leased premises, or the building or other improvements in which the leased premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

          If either party commences an action against the other party arising out of or in connection with this Lease Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

     20.  SUCCESSORS AND ASSIGNS

      This Lease and all its provisions shall be binding upon the heirs, administrators, executors, successors and assigns of the parties hereof.

               IN WITNESS WHEREOF, the respective parties have executed this instrument as of the day and year first hereinabove written.

     LANDLORD:
     Yates County Industrial Development Agency

     By:  /s/ Gene Pierce, Chair   20 June 97
        -----------------------------------------
          Name/Title/Date


     TENANT:
     Iron Age Corporation

     By:  /s/ Willie J. Taaffe, Executive Vice President
        ---------------------------------------------------
          Name/Title/Date

--------------------------------------------------------------------------------
                                LEASE ADDENDUM
--------------------------------------------------------------------------------

     THIS LEASE ADDENDUM is made this 9th day of JANUARY 1998 by and between the Yates County Industrial Development Agency, hereinafter referred to as "Landlord", and IRON AGE CORPORATION, hereinafter referred to as "Tenant." This addendum amends the prior lease agreement, dated June 20, 1997, between Iron Age Corporation and the Yates County Industrial Development Agency.

     The Lease Addendum incorporates office space of approximately 725 square feet, in the form of two offices on the second floor of the Keuka Building measuring 375 square feet and 350 square feet respectively, more fully shown on Exhibit A.

LEASE ADDENDUM TERM
-------------------

     The term of this Lease Addendum Agreement shall be for a period of sixty one (61) months, commencing on February 1, 1998 and terminating at midnight on February 28, 2003.

NEW RENTAL EXPENSE SCHEDULE
---------------------------

     The following schedule represents the rental payments during the months of the lease addendum.

Rental Period   Base Rental    Utility Allowance  Total Expense
-------------   -----------    -----------------  -------------
2/1/98-2/28/98  $2294/month    $395/month         $2689/month
---------------------------------------------------------------
3/1/98-2/28/99  $5642/month    $495/month         $6137/month
---------------------------------------------------------------
3/1/99-2/29/00  $5742/month    $520/month         $6262/month
---------------------------------------------------------------
3/1/00-2/28/01  $5842/month    $545/month         $6387/month
---------------------------------------------------------------
3/1/01-2/28/02  $3653/month    $595/month         $4248/month
---------------------------------------------------------------
3/1/02-2/28/03  $3778/month    $645/month         $4423/month
---------------------------------------------------------------

The remainder of the terms and conditions of the original Lease Agreement remain in effect.

     LANDLORD:
          Yates County Industrial Development Agency

          By  /s/ Donald J. Meany
             ------------------------------
             Name/Title/Date

     TENANT:
          Iron Age Corporation

          By  /s/ Willie J. Taaffe, President/COO Knapp Dunham Division
             ------------------------------------------------------------
             Name/Title/Date                    1/9/98